UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2017

INTEGRATED VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-174759	30-0934969
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

73 Buck Road, Suite 2, Huntingdon Valley, PA	19006
(Address of principal executive offices)	(Zip Code)

215-613-1111

(Registrant’s telephone number, including area code)

EMS Find, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CRF 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Recent Events

On July 31, 2017, the Company received an extension from OTC Markets Group until August 29, 2017 to cure the Company’s bid price deficiency directly related to maintaining OTCQB status.

The Company completed conversion of the outstanding principal due on the Viva Entertainment Group (Symbol: OTTV) Note by August 1, 2017. The total amount received by the Company, including a debt forgiveness from another note holder, was approximately $622,000 (unaudited). This transaction was post June 30, 2017, will be disclosed as a subsequent event in the Company’s 2017 Annual Report on Form 10-K.

The Company had completed the first inventory financing round to for its purchase of Viva Entertainment Group OTTV set-top boxes on July 3, 2017, in the amount of $50,000.00. The proceeds are to be used to fund the purchases of OTTV equipment (set top boxes), to fund marketing initiatives and to fund software development and technical upgrades for the VivaLiveTV Platform. This transaction occurred after June 30, 2017, and thus it will appear in the Company’s 2017 Form 10-K as a subsequent event.

On August 1, 2017, the Company has agreed to convert $50,000.00 into 55,555,555 restricted common shares of Viva Entertainment Group. This transaction has occurred after our fiscal year close on June 30, 2017, and thus it will appear in our 2017 Form 10-K as a subsequent event.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Ventures, Inc.

Dated: August 4, 2017	By:	/s/ Steve Rubakh
	Title:	Chief Executive Officer

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